Exhibit 99

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RTX Reports Q1 2026 Results

RTX delivers double-digit organic sales* and earnings growth in Q1;
Raises 2026 outlook for adjusted sales* and adjusted EPS,* confirms free cash flow*

ARLINGTON, Va., April 21, 2026 – RTX (NYSE: RTX) reports first quarter 2026 results.

First quarter 2026
•Sales of $22.1 billion, up 9 percent versus prior year, and up 10 percent organically*
•GAAP EPS of $1.51, including $0.27 of acquisition accounting adjustments
•Adjusted EPS* of $1.78, up 21 percent versus prior year
•Operating cash flow of $1.9 billion; free cash flow* of $1.3 billion
•Company backlog of $271 billion, including $162 billion of commercial and $109 billion of defense

Updates outlook for full year 2026
•Adjusted sales* of $92.5 - $93.5 billion, up from $92.0 - $93.0 billion
•Organic sales growth* of 5 to 6 percent
•Adjusted EPS* of $6.70 - $6.90, up from $6.60 - $6.80
•Confirms free cash flow* of $8.25 - $8.75 billion

“RTX delivered a very strong start to 2026 with organic sales and adjusted operating profit growth* across all three segments, driven by our continued focus on execution and delivering our backlog,” said RTX Chairman and CEO Chris Calio.

“Our differentiated products across RTX are well positioned to support our customers’ needs and we’re making significant investments to increase output and accelerate the fielding of new capabilities. Given our first quarter performance and the strength we’re seeing in our defense business, we are increasing adjusted sales and EPS* in our full year outlook.”

First quarter 2026
RTX first quarter reported and adjusted sales* were $22.1 billion, up 9 percent over the prior year and 10 percent organically.* GAAP EPS of $1.51 included $0.27 of acquisition accounting adjustments. Adjusted EPS* of $1.78 was up 21 percent versus the prior year.

*Adjusted net sales (also referred to as adjusted sales), organic sales, adjusted operating profit (loss) and margin percentage (ROS), segment operating profit (loss) and margin percentage (ROS), adjusted segment sales, adjusted segment operating profit (loss) and margin percentage (ROS), adjusted net income, adjusted earnings per share (“EPS”), adjusted effective tax rate, and free cash flow are non-GAAP financial measures. When we provide our expectation for adjusted net sales (also referred to as adjusted sales), adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures (expected diluted EPS and expected cash flow from operations) is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

.

The company reported net income attributable to common shareowners in the first quarter of $2.1 billion which included $0.4 billion of acquisition accounting adjustments. Adjusted net income* of $2.4 billion was up 22 percent versus the prior year driven by adjusted segment operating profit growth* across all three segments as well as lower interest and tax expense. Operating cash flow in the first quarter was $1.9 billion and capital expenditures were $0.5 billion, resulting in free cash flow* of $1.3 billion.

Summary Financial Results

	1st Quarter
($ in millions, except EPS)	2026	2025	% Change
Reported
Sales	$22,076	$20,306	9%
Net Income	$2,059	$1,535	34%
EPS	$1.51	$1.14	32%

Adjusted*
Sales	$22,076	$20,306	9%
Net Income	$2,425	$1,991	22%
EPS	$1.78	$1.47	21%

Operating Cash Flow	$1,855	$1,305	42%
Free Cash Flow*	$1,309	$792	65%
Segment Results

Collins Aerospace

	1st Quarter
($ in millions)	2026	2025	% Change
Reported
Sales	$7,602	$7,217	5%
Operating Profit	$1,307	$1,088	20%
ROS	17.2%	15.1%	210	bps

Adjusted*
Sales	$7,602	$7,217	5%
Operating Profit	$1,298	$1,227	6%
ROS	17.1%	17.0%	10	bps

Collins Aerospace first quarter 2026 reported and adjusted sales* of $7,602 million were up 5 percent versus the prior year. Excluding the impact of divestitures, the increase in adjusted sales* was driven by a 15 percent increase in commercial OE, a 7 percent increase in commercial aftermarket, and a 9 percent increase in defense. The increase in commercial OE sales was driven by higher volume on narrowbody and widebody platforms, and the increase in commercial aftermarket sales was driven by growth in provisioning and parts and repairs which was partially offset by lower volume in modifications and upgrades. The increase in defense sales was driven by higher volume across multiple programs.

Collins Aerospace reported operating profit of $1,307 million was up 20 percent versus the prior year. Adjusted operating profit* of $1,298 million was up 6 percent versus the prior year. The increase was driven by drop through on higher commercial and defense volume, and lower R&D expense. This was partially offset by unfavorable commercial OE mix, the impact of divestitures completed in 2025, and higher tariffs across the business. Reported operating profit in Q1 2025 included higher restructuring charges associated with cost transformation initiatives.

Pratt & Whitney

	1st Quarter
($ in millions)	2026	2025	% Change
Reported
Sales	$8,173	$7,366	11%
Operating Profit	$710	$580	22%
ROS	8.7%	7.9%	80	bps

Adjusted*
Sales	$8,173	$7,366	11%
Operating Profit	$711	$590	21%
ROS	8.7%	8.0%	70	bps

Pratt & Whitney first quarter reported and adjusted sales* of $8,173 million were up 11 percent versus the prior year. The sales growth was driven by a 19 percent increase in commercial aftermarket and a 7 percent increase in military, partially offset by a 1 percent decrease in commercial OE. The increase in commercial aftermarket was driven by higher volume, while the increase in military sales was driven by higher F135 production volume. The decrease in commercial OE sales was driven by lower engine deliveries.

Pratt & Whitney reported operating profit of $710 million was up 22 percent versus the prior year. Adjusted operating profit* of $711 million was up 21 percent versus the prior year. The increase was driven by drop through on higher commercial aftermarket and military volume. This growth was partially offset by higher operational costs, including tariffs, and higher SG&A expense.

Raytheon

	1st Quarter
($ in millions)	2026	2025	% Change
Reported
Sales	$6,945	$6,340	10%
Operating Profit	$841	$678	24%
ROS	12.1%	10.7%	140	bps

Adjusted*
Sales	$6,945	$6,340	10%
Operating Profit	$845	$678	25%
ROS	12.2%	10.7%	150	bps

Raytheon first quarter reported and adjusted sales* of $6,945 million were up 10 percent versus the prior year. This increase was driven by higher volume on land and air defense systems, including Patriot and GEM-T, as well as higher volume on naval munitions programs.

Raytheon reported operating profit of $841 million was up 24 percent versus the prior year. Adjusted operating profit* of $845 million was up 25 percent versus the prior year. The increase was driven by favorable program mix and higher volume in land and air defense systems, higher volume in naval programs, and improved net productivity.

About RTX
With more than 180,000 global employees, we push the limits of technology and science to redefine how we connect and protect our world. With industry-leading capabilities, we advance aviation, engineer integrated defense systems for operational success, and develop next-generation technology solutions and manufacturing to help global customers address their most critical challenges. The company, with 2025 sales of more than $88 billion, is headquartered in Arlington, Virginia.

Conference Call on the First Quarter 2026 Financial Results
RTX’s financial results conference call will be held on Tuesday, April 21, 2026 at 8:30 a.m. ET. The conference call will be webcast live on the company's website at www.rtx.com and will be available for replay following the call. The corresponding presentation slides will be available for downloading prior to the call.

Use and Definitions of Non-GAAP Financial Measures
RTX Corporation (“RTX” or “the Company”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. We believe that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. Other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. Certain non-GAAP financial adjustments are also described in this Appendix. Below are our non-GAAP financial measures:

Non-GAAP measure	Definition
Adjusted net sales / Adjusted sales	Represents consolidated net sales (a GAAP measure), excluding net significant and/or non-recurring items[1] (hereinafter referred to as “net significant and/or non-recurring items”).
Organic sales
Organic sales represents the change in consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and net significant and/or non-recurring items.

Adjusted operating profit (loss) and margin percentage (ROS)
Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items. Adjusted operating profit margin percentage represents adjusted operating profit (loss) as a percentage of adjusted net sales.

Segment operating profit (loss) and margin percentage (ROS)
Segment operating profit (loss) represents operating profit (loss) (a GAAP measure) excluding acquisition accounting adjustments[2], the FAS/CAS operating adjustment[3], Corporate expenses and other unallocated items, and Eliminations and other. Segment operating profit margin percentage represents segment operating profit (loss) as a percentage of segment sales (net sales, excluding Eliminations and other).

Adjusted segment sales	Represents consolidated net sales (a GAAP measure) excluding eliminations and other and net significant and/or non-recurring items.
Adjusted segment operating profit (loss) and margin percentage (ROS)
Adjusted segment operating profit (loss) represents segment operating profit (loss) excluding restructuring costs, and net significant and/or non-recurring items. Adjusted segment operating profit margin percentage represents adjusted segment operating profit (loss) as a percentage of adjusted segment sales (adjusted net sales excluding Eliminations and other).

Adjusted net income	Adjusted net income represents net income (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.
Adjusted earnings per share (EPS)	Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.
Adjusted effective tax rate
Adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding the tax impact of restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.

Free cash flow
Free cash flow represents cash flow from operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s common stock, and distribution of earnings to shareowners.

1 Net significant and/or non-recurring items represent significant nonoperational items and/or significant operational items that may occur at irregular intervals.

2 Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions, the amortization of customer contractual obligations related to loss making or below market contracts acquired, and goodwill impairment, if applicable.

3 The FAS/CAS operating adjustment represents the difference between the service cost component of our pension and postretirement benefit (PRB) expense under the Financial Accounting Standards (FAS) requirements of GAAP and our pension and PRB expense under U.S. government Cost Accounting Standards (CAS) primarily related to our Raytheon segment.

When we provide our expectation for adjusted net sales (also referred to as adjusted sales), organic sales, adjusted operating profit (loss) and margin percentage (ROS), adjusted segment operating profit (loss) and margin percentage (ROS), adjusted EPS, adjusted effective tax rate, and free cash flow, on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally are not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements This press release contains statements which, to the extent they are not statements of historical or present fact, constitute "forward-looking statements" under the securities laws. These forward-looking statements are intended to provide RTX Corporation (“RTX”) management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,”

“confident,” “on track,” “designed to,” “commit,” “commitment” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, the Pratt powder metal matter and related matters and activities, including without limitation other engine models that may be impacted, targets and commitments (including for share repurchases or otherwise), and other statements which are not solely historical facts. All forward-looking statements involve risks, uncertainties, changes in circumstances and other factors that are hard to predict, and each of which may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995, as amended. Such risks, uncertainties and other factors include, without limitation: (1) changes in economic, capital market, and political conditions in the U.S. and globally; (2) changes in U.S. or foreign government defense spending, national priorities, and policy positions; (3) our performance on our contracts and programs, including our ability to control costs, and our dependence on U.S. government approvals for certain international contracts; (4) challenges in the development, certification, production, delivery, support, and performance of RTX's advanced technologies and new products and services and the realization of anticipated benefits; (5) challenges of operating in RTX's highly-competitive industries both domestically and abroad; (6) our reliance on U.S. and non-U.S. suppliers and commodity markets, including cost increases and disruptions in the delivery of materials and services to RTX or our suppliers; (7) changes in trade policies, implementation of sanctions, imposition of tariffs (and counter-tariffs), and other trade measures and restrictions, foreign currency fluctuations, and sales methods; (8) the economic condition of the aerospace industry; (9) the ability of RTX to attract, train, qualify, and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (10) the scope, nature, timing, and challenges of managing and completing acquisitions, investments, divestitures, and other transactions; (11) compliance with legal, environmental, regulatory, and other requirements in the U.S. and other countries in which RTX and its businesses operate; (12) pending, threatened, and future legal proceedings, investigations, audits, and other contingencies; (13) the previously-disclosed deferred prosecution agreements entered into between the Company and the Department of Justice (DOJ), the Securities and Exchange Commission (SEC) administrative order imposed on the Company, and the related investigations by the SEC and DOJ, and the consent agreement between the Company and the Department of State; (14) RTX's ability to engage in desirable capital-raising or strategic transactions; (15) repurchases by RTX of its common stock, or declarations of cash dividends, which may be discontinued, accelerated, suspended, or delayed at any time due to various factors; (16) realizing expected benefits from, incurring costs for, and successfully managing strategic initiatives such as cost reduction, restructuring, digital transformation, and other operational initiatives; (17) additional tax exposures due to new tax legislation or other developments in the U.S. and other countries in which RTX and its businesses operate; (18) the identified rare condition in powder metal used to manufacture certain Pratt & Whitney engine parts requiring accelerated removals and inspections of a significant portion of the PW1100G-JM Geared Turbofan (GTF) fleet; (19) changes in production volumes of one or more of our significant customers as a result of business, labor, or other challenges, and the resulting effect on its or their demand for our products and services; (20) an RTX product safety failure, quality issue, or other failure affecting RTX's or its customers' or suppliers' products or systems; (21) cybersecurity, including cyber-attacks on RTX's information technology infrastructure, products, suppliers, customers and partners, and cybersecurity-related regulations; (22) insufficient indemnity or insurance coverage; (23) our intellectual property and certain third-party intellectual property; (24) threats to RTX facilities and personnel, or those of its suppliers or customers, as well as public health crises, damaging weather, acts of nature, or other similar events outside of RTX's control that may affect RTX or its suppliers or customers; (25) changes in accounting estimates for our programs on our financial results; (26) changes in pension and other postretirement plan estimates and assumptions and contributions; (27) an impairment of goodwill and other intangible assets; and (28) climate change and climate-related regulations, and any related customer and market demands, products and technologies. For additional information on identifying factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, see the reports of RTX filed with or furnished to the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and RTX assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTX Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2026	2025
Net Sales	$22,076	$20,306
Costs and expenses:
Cost of sales	17,482	16,190
Research and development	627	637
Selling, general, and administrative	1,476	1,448
Total costs and expenses	19,585	18,275
Other income, net	64	4
Operating profit	2,555	2,035
Non-service pension income	(355)	(366)
Interest expense, net	390	443
Income before income taxes	2,520	1,958
Income tax expense	363	333
Net income	2,157	1,625
Less: Noncontrolling interest in subsidiaries’ earnings	98	90
Net income attributable to common shareowners	$2,059	$1,535

Earnings Per Share attributable to common shareowners:
Basic	$1.53	$1.15
Diluted	1.51	1.14

Weighted Average Shares Outstanding:
Basic shares	1,348.0	1,337.1
Diluted shares	1,364.6	1,351.8

RTX Corporation
Segment Net Sales and Operating Profit (Loss)

	Quarter Ended
	(Unaudited)
	March 31, 2026		March 31, 2025
(dollars in millions)	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace	$7,602	$7,602	$7,217	$7,217
Pratt & Whitney	8,173	8,173	7,366	7,366
Raytheon	6,945	6,945	6,340	6,340
Total segments	22,720	22,720	20,923	20,923
Eliminations and other	(644)	(644)	(617)	(617)
Consolidated	$22,076	$22,076	$20,306	$20,306

Operating Profit (Loss)
Collins Aerospace	$1,307	$1,298	$1,088	$1,227
Pratt & Whitney	710	711	580	590
Raytheon	841	845	678	678
Total segments	2,858	2,854	2,346	2,495
Eliminations and other	38	38	12	12
Corporate expenses and other unallocated items	(42)	(41)	(38)	(29)
FAS/CAS operating adjustment	172	172	185	185
Acquisition accounting adjustments	(471)	—	(470)	—
Consolidated	$2,555	$3,023	$2,035	$2,663

Segment Operating Profit Margin
Collins Aerospace	17.2%	17.1%	15.1%	17.0%
Pratt & Whitney	8.7%	8.7%	7.9%	8.0%
Raytheon	12.1%	12.2%	10.7%	10.7%
Total segment	12.6%	12.6%	11.2%	11.9%

RTX Corporation
Condensed Consolidated Balance Sheet

	March 31, 2026	December 31, 2025
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$6,818	$7,435
Accounts receivable, net	12,945	14,701
Contract assets, net	18,070	17,092
Inventory, net	14,153	13,364
Other assets, current	8,023	7,740
Total current assets	60,009	60,332
Customer financing assets	2,041	2,132
Fixed assets, net	16,842	16,868
Operating lease right-of-use assets	1,773	1,887
Goodwill	53,276	53,343
Intangible assets, net	31,482	31,845
Other assets	5,008	4,672
Total assets	$170,431	$171,079

Liabilities, Redeemable Noncontrolling Interest, and Equity
Short-term borrowings	$226	$204
Accounts payable	15,979	15,895
Accrued employee compensation	2,004	3,308
Other accrued liabilities	14,217	14,350
Contract liabilities	21,940	21,615
Long-term debt currently due	4,213	3,412
Total current liabilities	58,579	58,784
Long-term debt	32,974	34,288
Operating lease liabilities, non-current	1,522	1,602
Future pension and postretirement benefit obligations	2,015	2,067
Other long-term liabilities	7,307	7,200
Total liabilities	102,397	103,941
Redeemable noncontrolling interest	37	36
Shareowners’ Equity:
Common stock	38,178	38,126
Treasury stock	(26,814)	(26,881)
Retained earnings	57,861	56,718
Accumulated other comprehensive loss	(2,945)	(2,718)
Total shareowners’ equity	66,280	65,245
Noncontrolling interest	1,717	1,857
Total equity	67,997	67,102
Total liabilities, redeemable noncontrolling interest, and equity	$170,431	$171,079

RTX Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2026	2025
Operating Activities:
Net income	$2,157	$1,625
Adjustments to reconcile net income to net cash flows provided by operating activities from:
Depreciation and amortization	1,071	1,052
Deferred income tax provision	26	67
Stock compensation cost	132	111
Net periodic pension and other postretirement income	(313)	(324)
Share-based 401(k) matching contributions	192	167
Change in:
Accounts receivable	1,823	(372)
Contract assets	(979)	(706)
Inventory	(813)	(813)
Other current assets	(469)	(125)
Accounts payable and accrued liabilities	(1,155)	397
Contract liabilities	94	373
Other operating activities, net	89	(147)
Net cash flows provided by operating activities	1,855	1,305
Investing Activities:
Capital expenditures	(546)	(513)
Increase in other intangible assets	(98)	(104)
Receipts (payments) from settlements of derivative contracts, net	72	(47)
Other investing activities, net	(36)	(14)
Net cash flows used in investing activities	(608)	(678)
Financing Activities:
Repayment of long-term debt	(500)	(9)
Dividends paid	(915)	(840)
Repurchase of common stock	—	(50)
Other financing activities, net	(425)	(157)
Net cash flows used in financing activities	(1,840)	(1,056)
Effect of foreign exchange rate changes on cash and cash equivalents	(6)	16
Net decrease in cash, cash equivalents and restricted cash	(599)	(413)
Cash, cash equivalents and restricted cash, beginning of period	7,470	5,606
Cash, cash equivalents and restricted cash, end of period	6,871	5,193
Less: Restricted cash, included in Other assets, current and Other assets	53	36
Cash and cash equivalents, end of period	$6,818	$5,157

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit (Loss) & Operating Profit (Loss) Margin

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions - Income (Expense))	2026	2025
Collins Aerospace
Net sales	$7,602	$7,217
Operating profit	$1,307	$1,088
Restructuring	9	(113)
Segment and portfolio transformation and divestiture costs (1)	—	(26)
Adjusted operating profit	$1,298	$1,227
Adjusted operating profit margin	17.1%	17.0%
Pratt & Whitney
Net sales	$8,173	$7,366
Operating profit	$710	$580
Restructuring	(1)	(10)
Adjusted operating profit	$711	$590
Adjusted operating profit margin	8.7%	8.0%
Raytheon
Net sales	$6,945	$6,340
Operating profit	$841	$678
Restructuring	(4)	—
Adjusted operating profit	$845	$678
Adjusted operating profit margin	12.2%	10.7%
Eliminations and Other
Net sales	$(644)	$(617)
Operating profit	$38	$12
Corporate expenses and other unallocated items
Operating loss	$(42)	$(38)
Restructuring	(1)	(9)
Adjusted operating loss	$(41)	$(29)
FAS/CAS Operating Adjustment
Operating profit	$172	$185
Acquisition Accounting Adjustments
Operating loss	$(471)	$(470)
Acquisition accounting adjustments	(471)	(470)
Adjusted operating loss	$—	$—
RTX Consolidated
Net sales	$22,076	$20,306
Operating profit	$2,555	$2,035
Restructuring	3	(132)
Acquisition accounting adjustments	(471)	(470)
Total net significant and/or non-recurring items included in Operating profit above (1)	—	(26)
Adjusted operating profit	$3,023	$2,663
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions - Income (Expense))	2026	2025
Net income attributable to common shareowners	$2,059	$1,535
Total Restructuring	3	(132)
Total Acquisition accounting adjustments	(471)	(470)
Total net significant and/or non-recurring items included in Operating profit (1)	—	(26)
Significant and/or non-recurring items included in Non-service Pension Income
Non-service pension restructuring	(2)	—
Significant non-recurring and non-operational items included in Interest Expense, Net
Tax audit settlements and closures (1)	—	43
International tax matter (1)	—	(35)
Tax effect of restructuring and net significant and/or non-recurring items above	104	138
Significant and/or non-recurring items included in Income Tax Expense
Tax audit settlements and closures (1)	—	26
Less: Impact on net income attributable to common shareowners	(366)	(456)
Adjusted net income attributable to common shareowners	$2,425	$1,991

Diluted Earnings Per Share	$1.51	$1.14
Impact on Diluted Earnings Per Share	(0.27)	(0.33)
Adjusted Diluted Earnings Per Share	$1.78	$1.47

Effective Tax Rate	14.4%	17.0%
Impact on Effective Tax Rate	(1.2)%	(2.3)%
Adjusted Effective Tax Rate	15.6%	19.3%
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Segment Operating Profit Margin and Adjusted Segment Operating Profit Margin

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2026	2025
Net Sales	$22,076	$20,306
Reconciliation to segment net sales:
Eliminations and other	644	617
Segment Net Sales	$22,720	$20,923

Operating Profit	$2,555	$2,035
Operating Profit Margin	11.6%	10.0%
Reconciliation to segment operating profit:
Eliminations and other	(38)	(12)
Corporate expenses and other unallocated items	42	38
FAS/CAS operating adjustment	(172)	(185)
Acquisition accounting adjustments	471	470
Segment Operating Profit	$2,858	$2,346
Segment Operating Profit Margin	12.6%	11.2%
Reconciliation to adjusted segment operating profit:
Restructuring	4	(123)
Net significant and/or non-recurring items (1)	—	(26)
Adjusted Segment Operating Profit	$2,854	$2,495
Adjusted Segment Operating Profit Margin	12.6%	11.9%
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Free Cash Flow Reconciliation

	Quarter Ended March 31,
	(Unaudited)
(dollars in millions)	2026	2025
Net cash flows provided by operating activities	$1,855	$1,305
Capital expenditures	(546)	(513)
Free cash flow	$1,309	$792

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Organic Sales Reconciliation

	Quarter ended March 31, 2026 compared to the Quarter Ended March 31, 2025
	(Unaudited)
(dollars in millions)	Total Reported Change	Acquisitions & Divestitures Change	FX / Other Change (2)	Organic Change	Prior Year Adjusted Sales (1)	Organic Change as a % of Adjusted Sales
Collins Aerospace	$385	$(383)	$40	$728	$7,217	10%
Pratt & Whitney	807	—	37	770	7,366	10%
Raytheon	605	—	17	588	6,340	9%
Eliminations and Other (3)	(27)	13	(31)	(9)	(617)	1%
Consolidated	$1,770	$(370)	$63	$2,077	$20,306	10%
(1)    For the full Non-GAAP reconciliation of adjusted sales refer to “Reconciliation of Adjusted (Non-GAAP) Results - Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin.”
(2)    Includes other significant non-operational items and/or significant operational items that may occur at irregular intervals.
(3)    FX/Other Change includes the transactional impact of foreign exchange hedging at Pratt & Whitney Canada, which is included in Pratt & Whitney’s FX/Other Change, but excluded for Consolidated RTX.

Non-GAAP Financial Adjustments

Non-GAAP Adjustments	Description
Segment and portfolio transformation and divestiture costs	The quarter ended March 31, 2025 includes separation costs incurred in advance of the completion of certain divestitures.
Tax audit settlements and closures
The quarter ended March 31, 2025 includes a tax benefit of $26 million and a pre-tax benefit on the reversal of $43 million of interest accruals, both recognized as a result of the closure of the examination phase of multiple state tax audits.

International tax matter
During the quarter ended March 31, 2025, the Company recorded the impact of an unfavorable decision related to an international tax matter for the years ended December 31, 2015 to December 31, 2019, resulting in interest expense, net of $35 million and a tax benefit of $8 million. Management has determined that the nature of this impact related to the tax matter is considered significant and non-operational, and, therefore, not indicative of the Company’s ongoing operational performance.